Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter and Year Ended December 31, 2016

Reports Net Investment Income and Adjusted Net Investment Income of $0.34 per Weighted Average Share and Net Asset Value of $13.46 per Share

Declares First Quarter 2017 Dividend of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--February 28, 2017--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter and year ended December 31, 2016 and reported fourth quarter net investment income and adjusted net investment income1 of $0.34 per weighted average share. At December 31, 2016, net asset value (“NAV”) per share was $13.46, an increase of $0.18 per share from September 30, 2016, an increase of $0.38 per share from December 31, 2015. The Company also announced that its board of directors declared a first quarter dividend of $0.34 per share, which will be payable on March 31, 2017 to holders of record as of March 17, 2017.

Selected Financial Highlights

(in thousands, except per share data)	December 31, 2016
Investment Portfolio(1)	$1,588,035
Total Assets	$1,656,018
Total Statutory Debt(2)	$589,036
NAV	$938,562

NAV per Share	$13.46
Statutory Debt/Equity	0.63x

Investment Portfolio Composition	December 31, 2016	Percent of Total
First Lien	$700,580	44.1%
Second Lien(1)	633,421	39.9%
Subordinated	66,559	4.2%
Preferred Equity	34,513	2.2%
Common Equity and Other	58,502	3.6%
Investment Fund	94,460	6.0%
Total	$1,588,035	100.0%

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
(in millions, except per share data)	GAAP	Non-Cash Adjustments(3)	Adjusted(3)	GAAP	Non-Cash Adjustments(3)	Adjusted(3)
Net investment income ("NII")	$23.0	$0.0	$23.0	$88.1	($0.1)	$88.0
Net investment income per weighted average share	$0.34		$0.34	$1.36		$1.36

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(1) Includes collateral for securities purchased under collateralized agreements to resell.
(2) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
(3) Refer to “Use of Non-GAAP Financial Measures”, “Reconciliation of Adjusted Net Investment Income” and “Adjusted Net Investment Income” below for additional details.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only seven portfolio companies, representing approximately $93 million of the cost of all investments made since inception in October 2008, or approximately 2.2%, go on non-accrual.

Robert Hamwee, CEO, commented: “The fourth quarter represented another solid quarter of performance for NMFC. We covered our dividend and originated $222 million of investments. Additionally over the last twelve months, we are pleased to have maintained a steady portfolio yield while increasing book value.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter and year, where we maintained our dividend and our book value continued to rise,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategic focus on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves asset value.”

Portfolio and Investment Activity2

As of December 31, 2016, the Company’s NAV was approximately $938.6 million and its portfolio had a fair value of approximately $1,588.0 million in 79 portfolio companies, with a weighted average Yield to Maturity at Cost3 of approximately 11.1%. For the three months ended December 31, 2016, the Company made approximately $221.5 million of originations and commitments4. The $221.5 million includes approximately $101.7 million of investments in seven new portfolio companies and approximately $119.8 million of follow-on investments in ten portfolio companies held as of September 30, 2016. For the three months ended December 31, 2016, the Company had approximately $25.2 million of sales in five portfolio companies and cash repayments4 of approximately $169.2 million.

Consolidated Results of Operations

Quarterly Results

The Company’s total adjusted investment income for the three months ended December 31, 2016 and 2015 were approximately $43.8 million and $42.0 million, respectively. For the three months ended December 31, 2016 and 2015, the Company’s total adjusted investment income consisted of approximately $36.3 million5 and $36.7 million5 in cash interest income from investments, respectively, prepayment penalties of approximately $1.0 million and $0.4 million, respectively, approximately $1.5 million and $1.0 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts of approximately $0.7 million and $0.7 million, respectively, PIK dividend income of approximately $1.0 million and $0.7 million, respectively, and approximately $3.3 million and $2.5 million in other income, respectively.

The Company’s total net expenses after income tax expense for the three months ended December 31, 2016 and 2015 were approximately $20.8 million and $19.5 million, respectively. Total net expenses after income tax expense for the three months ended December 31, 2016 and 2015 consisted of approximately $7.9 million and $6.5 million, respectively, of costs associated with the Company’s borrowings and approximately $11.6 million and $11.1 million, respectively, in net management and incentive fees. Since the initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of December 31, 2016 and 2015 totaled approximately $297.3 million and $304.9 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Advisor has previously waived. For the three months ended December 31, 2016 and 2015, management fees waived were approximately $1.1 million and $1.4 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended December 31, 2016 and 2015 were approximately $1.3 million and $1.9 million, respectively.

For the three months ended December 31, 2016 and 2015, the Company recorded approximately ($18.9) million and $0.7 million of adjusted net realized (losses) gains, respectively, and $30.0 million and ($43.2) million of adjusted net changes in unrealized appreciation (depreciation) of investments and securities purchased under collateralized agreements to resell, respectively. For the three months ended December 31, 2016 and 2015, provision for taxes was approximately ($0.2) million and $0.0 million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Annual Results

The Company’s total adjusted investment income and total pro forma adjusted investment income for the years ended December 31, 2016 and 2015 were approximately $168.0 million and $154.3 million, respectively. For the years ended December 31, 2016 and 2015, the Company’s total adjusted investment income and total pro forma adjusted investment income consisted of approximately $144.2 million5 and $134.8 million5 in cash interest income from investments, prepayment penalties of approximately $4.9 million and $3.6 million, respectively, approximately $4.3 million and $3.9 million in PIK interest income from investments, respectively, net amortization of purchase premiums/discounts of approximately $3.0 million and $2.4 million, respectively, cash dividend income of approximately $0.2 million and $0.2 million, respectively, PIK dividend income of approximately $3.2 million and $2.6 million, respectively, and approximately $8.2 million and $6.8 million in other income, respectively.

The Company’s total net expenses and total pro forma net expenses after income tax expense for the years ended December 31, 2016 and 2015 were approximately $80.0 million and $71.5 million, respectively, excluding the reduction to the hypothetical capital gains incentive fee accrual of $0 and ($0.1) million, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)6 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)6 from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement between the Company and the Investment Adviser (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value. Total net expenses and total pro forma net expenses after income tax expense for the years ended December 31, 2016 and 2015 consisted of approximately $28.4 million and $23.4 million, respectively, of costs associated with the Company’s borrowings and approximately $44.7 million and $41.3 million, respectively, in net management and incentive fees, excluding the reduction to the hypothetical capital gains incentive fee accrual of $0 and ($0.1) million, respectively. For the years ended December 31, 2016 and 2015, management fees waived were approximately $4.8 million and $5.2 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the years ended December 31, 2016 and 2015 were approximately $6.9 million and $6.8 million, respectively.

For the years ended December 31, 2016 and 2015, the Company recorded approximately ($16.9) million in adjusted net realized losses and approximately ($13.4) million in pro forma adjusted net realized losses, respectively, and $40.0 million of adjusted net changes in unrealized appreciation of investments and securities purchased under collateralized agreements to resell and ($35.4) million of pro forma adjusted net changes in unrealized depreciation of investments and securities purchased under collateralized agreements to resell, respectively. For the years ended December 31, 2016 and 2015, benefit (provision) for taxes was approximately $0.6 million and ($1.2) million, related to differences between the computation of income for U.S. federal income tax purposes as compared to GAAP.

Liquidity and Capital Resources

As of December 31, 2016, the Company had cash and cash equivalents of approximately $45.9 million and total statutory debt outstanding of approximately $589.0 million7, which consisted of approximately $333.5 million of the $495.0 million of total availability on the Holdings Credit Facility, $10.0 million of the $122.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $155.5 million7 of convertible notes outstanding and $90.0 million of unsecured notes outstanding. Additionally, the Company had $121.7 million of SBA-guaranteed debentures outstanding as of December 31, 2016.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

During the fourth quarter of 2016, the Company placed a portion of its first lien position in Sierra Hamilton LLC / Sierra Hamilton Finance, Inc. ("Sierra") on non-accrual status due to its ongoing restructuring. As of December 31, 2016, the portion of the Sierra first lien position placed on non-accrual status represented an aggregate cost basis of $8.2 million and an aggregate fair value of $5.3 million.

During the second quarter of 2016, the Company placed a portion of its first lien position in Permian Tank & Manufacturing, Inc. (“Permian”) on non-accrual status due to its ongoing restructuring, which was completed in October 2016. Post restructuring, the Company’s investments in Permian have been restored to full accrual status.

As of December 31, 2016, two portfolio companies (including Sierra referenced above) had an investment rating of “3”, with a total cost basis of approximately $20.6 million and a fair value of approximately $12.6 million.

As of December 31, 2016, three portfolio companies (including Sierra referenced above) had an investment rating of “4”. As of December 31, 2016, the Company’s investments in these portfolio companies had an aggregate cost basis of approximately $39.4 million and an aggregate fair value of approximately $9.6 million.

Recent Developments

The Company has had approximately $135.8 million of originations and commitments since the end of the fourth quarter through February 24, 2017. This was offset by approximately $44.6 million of repayments and $17.5 million of sales during the same period.

On January 12, 2017, the United States Small Business Administration (the “SBA”) issued a "green light" letter inviting the Company to continue its application process to obtain a second license to form and operate a second small business investment company (“SBIC”) subsidiary. If approved, the additional SBIC license would provide the Company with an incremental source of attractive long-term capital. Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license and the Company has received no assurance or indication from the SBA that it will receive an additional SBIC license, or of the timeframe in which it would receive an additional license, should one ultimately be granted.

On February 23, 2017, the Company’s board of directors declared a first quarter 2017 distribution of $0.34 per share payable on March 31, 2017 to holders of record as of March 17, 2017.

Use of Non-GAAP Financial Measures

In evaluating its business, NMFC considers and uses adjusted net investment income as a measure of its operating performance. Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Under GAAP, NMFC’s IPO did not step-up the cost basis of the predecessor operating company’s existing investments to fair market value. Since the total value of the predecessor operating company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or issue discount, and different amounts in realized gains and unrealized appreciation, may be recognized under GAAP in each period than if a step-up had occurred. For purposes of the incentive fee calculation, NMFC adjusts income as if each investment was purchased at the date of the IPO (or stepped-up to fair market value). In addition, adjusted net investment income excludes any capital gains incentive fee.

The term adjusted net investment income is not defined under GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. Adjusted net investment income has limitations as an analytical tool and, when assessing NMFC’s operating performance, and that of its portfolio companies, investors should not consider adjusted net investment income in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with GAAP. Among other things, adjusted net investment income does not reflect NMFC’s, or its portfolio companies’, actual cash expenditures. Other companies may calculate similar measures differently than NMFC, limiting their usefulness as comparative tools.

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[1]	Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Adjusted net investment income also excludes any capital gains incentive fee. For additional information regarding NMFC’s use of this non-GAAP financial measure, please refer to “Use of Non-GAAP Financial Measures”.
[2]	Includes collateral for securities purchased under collateralized agreements to resell.
[3]	References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[4]	Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[5]	Includes reclassification into cash interest of recurring management fee from other income and recurring distributions from dividend income associated with NMFC Senior Loan Program I LLC, NMFC Senior Loan Program II LLC and New Mountain Net Lease Corporation, respectively, held by NMFC.
[6]	Under GAAP, the Company’s IPO did not step-up the cost basis of New Mountain Finance Holdings, L.L.C.’s (the “Predecessor Operating Company” or “NMF Holdings”) existing investments to fair market value at the IPO date. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).
[7]	Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Wednesday, March 1, 2017, to discuss its fourth quarter 2016 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)

	December 31, 2016	December 31, 2015
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,379,603 and $1,438,415, respectively)	$1,346,556	$1,377,515
Non-controlled/affiliated investments (cost of $54,996 and $89,047, respectively)	57,440	87,287
Controlled investments (cost of $140,579 and $41,254, respectively)	154,821	47,422
Total investments at fair value (cost of $1,575,178 and $1,568,716, respectively)	1,558,817	1,512,224
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	29,218	29,704
Cash and cash equivalents	45,928	30,102
Interest and dividend receivable	17,833	13,832
Receivable from unsettled securities sold	990	–
Receivable from affiliates	346	360
Other assets	2,886	1,924
Total assets	$1,656,018	$1,588,146

Liabilities
Borrowings
Holdings Credit Facility	$333,513	$419,313
Convertible Notes	155,523	115,000
SBA-guaranteed debentures	121,745	117,745
Unsecured Notes	90,000	–
NMFC Credit Facility	10,000	90,000
Deferred financing costs (net of accumulated amortization of $12,279 and $8,822, respectively)	(14,041)	(13,992)
Net borrowings	696,740	728,066
Management fee payable	5,852	5,466
Incentive fee payable	5,745	5,622
Interest payable	3,172	2,343
Payable for unsettled securities purchased	2,740	5,441
Deferred tax liability	1,034	1,676
Payable to affiliates	136	564
Other liabilities	2,037	2,060
Total liabilities	717,456	751,238
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 69,755,387 and 64,005,387 shares issued, respectively, and 69,717,814 and 64,005,387 shares outstanding, respectively	698	640
Paid in capital in excess of par	1,001,862	899,713
Treasury stock at cost, 37,573 and 0 shares held, respectively	(460)	–
Accumulated undistributed net investment income	2,073	4,164
Accumulated undistributed net realized (losses) gains on investments	(36,947)	1,342
Net unrealized (depreciation) appreciation (net of provision for taxes of $1,034 and $1,676, respectively)	(28,664)	(68,951)
Total net assets	$938,562	$836,908
Total liabilities and net assets	$1,656,018	$1,588,146

Number of shares outstanding	69,717,814	64,005,387
Net asset value per share	$13.46	$13.08

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Years Ended December 31,
	2016	2015	2014
Investment income (1)
From non-controlled/non-affiliated investments:
Interest income	$140,983	$132,665	$85,123
Dividend income	220	(407)	1,243
Other income	7,708	5,996	4,023
From non-controlled/affiliated investments:
Interest income	4,538	5,402	–
Dividend income	3,884	3,619	1,066
Other income	1,193	1,965	468
From controlled investments:
Interest income	1,904	2,007	–
Dividend income	7,096	2,559	–
Other income	558	49	–
Investment income allocated from New Mountain Finance Holdings, L.L.C. (2)
Interest income	–	–	40,515
Dividend income	–	–	2,368
Other income	–	–	795
Total investment income	168,084	153,855	135,601
Expenses
Incentive fee (1)	22,011	20,591	12,070
Capital gains incentive fee (1)	–	–	(8,573)
Total incentive fees (1)	22,011	20,591	3,497
Management fee (1)	27,551	25,858	13,593
Interest and other financing expenses (1)	28,452	23,374	13,269
Professional fees (1)	3,087	3,214	2,390
Administrative expenses (1)	2,683	2,450	1,470
Other general and administrative expenses (1)	1,589	1,665	1,138
Net expenses allocated from New Mountain Finance Holdings, L.L.C. (2)	–	–	20,808
Total expenses	85,373	77,152	56,165
Less: management fee waived (1)	(4,824)	(5,219)	(686)
Less: expenses waived and reimbursed (1)	(725)	(733)	(380)
Net expenses	79,824	71,200	55,099
Net investment income before income taxes	88,260	82,655	80,502
Income tax expense (1)	152	160	436
Net investment income	88,108	82,495	80,066
Net realized (losses) gains:
Non-controlled/non-affiliated investments (1)	(16,717)	(12,789)	357
Investments allocated from New Mountain Finance Holdings, L.L.C. (2)	–	–	8,568
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments (1)	30,742	(40,807)	(43,324)
Non-controlled/affiliated investments (1)	1,315	(633)	(539)
Controlled investments (1)	8,074	6,168	–
Securities purchased under collateralized agreements to resell (1)	(486)	(296)	–
Investments allocated from New Mountain Finance Holdings, L.L.C. (2)	–	–	940
Benefit (provision) for taxes (1)	642	(1,183)	(493)
Net realized and unrealized gains (losses)	23,570	(49,540)	(34,491)
Net increase in net assets resulting from operations	$111,678	$32,955	$45,575
Basic earnings per share	$1.72	$0.55	$0.88
Weighted average shares of common stock outstanding-basic	64,918,191	59,715,290	51,846,164
Diluted earnings per share	$1.60	$0.55	$0.86
Weighted average shares of common stock outstanding-diluted	72,863,387	66,968,089	56,157,835
Distributions declared and paid per share	$1.36	$1.36	$1.48

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(1) For the year ended December 31, 2014, the amounts reported relate to the period from May 8, 2014 to December 31, 2014.
(2) For the year ended December 31, 2014, the amounts reported relate to the period from January 1, 2014 to May 7, 2014.

New Mountain Finance Corporation Reconciliation of Adjusted Net Investment Income
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31, 2016		Year Ended December 31, 2016
	Amount	Per Weighted Average Share	Amount	Per Weighted Average Share
GAAP net investment income ("NII")	$23.0	$0.34	$88.1	$1.36
Non-cash adjustment(1)	0.0	0.0	(0.1)	(0.00)
Adjusted NII	$23.0	$0.34	$88.0	$1.36

GAAP realized losses on investments(2)	($18.9)	($0.28)	($16.7)	($0.26)
Non-cash adjustment(1)	–	–	(0.2)	(0.00)
Adjusted realized losses on investments(2)	($18.9)	($0.28)	($16.9)	($0.26)

GAAP unrealized appreciation on investments(2)	$30.0	$0.44	$39.7	$0.61
Non-cash adjustment(1)	(0.0)	(0.0)	0.3	0.00
Adjusted unrealized appreciation on investments(2)	$30.0	$0.44	$40.0	$0.61

(1)

Non-cash amortization adjustment of less than $0.1 million and $0.1 million for the three months and year ended December 31,

2016, respectively. Results in an non-cash unrealized adjustment of $0 and ($0.2) million and non-cash realized adjustment of less than ($0.1) million and $0.3 million for the three months and year ended December 31, 2016, respectively.

(2)	Includes collateral for securities purchased under collateralized agreements to resell.

New Mountain Finance Corporation Adjusted Net Investment Income
(in millions, except per share data)
(unaudited, numbers may not add due to rounding)

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Investment income
Interest income	$35.4	$147.4
Dividend income	4.8	11.2
Other income	3.6	9.4
Total investment income	43.8	168.0

Expenses
Management fee	7.0	27.5
Incentive fee	5.7	22.0
Interest and other financing expenses	7.9	28.4
Professional fees	0.6	3.1
Administrative expenses	0.6	2.7
Other general and administrative expenses	0.4	1.6
Total expenses	22.2	85.3
Less: management fee waived	(1.1)	(4.8)
Less: expenses waived and reimbursed	(0.4)	(0.7)
Net expenses	20.7	79.8
Net investment income before income taxes	23.1	88.2
Income tax expense	0.1	0.2
Net investment income ("NII")(1)	23.0	88.0

Net realized losses on investments	(18.9)	(16.9)
Net change in unrealized appreciation of investments	29.4	40.4
Net change in unrealized appreciation (depreciation) of securities purchased under collateralized agreements to resell	0.6	(0.4)
(Provision) benefit for taxes	(0.2)	0.6
Capital gains incentive fee	–	–
Net realized and unrealized gains	10.9	23.7
Net increase in net assets resulting from operations	$33.9	$111.7

Adjusted NII per weighted average share(1)	$0.34	$1.36

(1) Includes reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.LC.

New Mountain Capital, L.L.C. is a New York-based alternative investment firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $15.5 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505